EXHIBIT 4.1

NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A REASONABLY ACCEPTABLE FORM TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

WARRANT AGREEMENT

To Purchase Shares of Common Stock of

INSMED INCORPORATED

Dated as of June 29, 2012 (the "Effective Date")

WHEREAS, INSMED INCORPORATED, a Virginia corporation (the "Company"), has entered into a Loan and Security Agreement of even date herewith (the "Loan Agreement") with Hercules Technology Growth Capital, Inc., a Maryland corporation (the "Warrantholder");

WHEREAS, the Company desires to grant to Warrantholder, in consideration for, among other things, the financial accommodations provided for in the Loan Agreement, the right to purchase shares of its Common Stock (as defined below) pursuant to this Warrant Agreement (the "Warrant");

NOW, THEREFORE, in consideration of the Warrantholder executing and delivering the Loan Agreement and providing the financial accommodations contemplated therein, and in consideration of the mutual covenants and agreements contained herein, the Company and Warrantholder agree as follows:

SECTION 1.	GRANT OF THE RIGHT TO PURCHASE COMMON STOCK.

For value received, the Company hereby grants to the Warrantholder, and the Warrantholder is entitled, upon the terms and subject to the conditions hereinafter set forth, to subscribe for and purchase, from the Company, up to Nine Hundred Seventy Thousand and No/Dollars ($970,000.00) in fully paid and non-assessable shares of the Common Stock (as defined below) at the Exercise Price (as defined below) effective upon the Effective Date.  As used herein, the following terms shall have the following meanings:

"1934 Act" has the meaning given to it in Section 10(n).

"Acknowledgment of Exercise" has the meaning given to it in Section 3(a).

"Act" means the Securities Exchange Act of 1933, as amended.

“Bloomberg” means Bloomberg Financial Markets.

"Charter" means the Company’s Articles of Incorporation, Certificate of Incorporation or other constitutional document, as may be amended from time to time.

"Closing Bid Price" and "Closing Sale Price" means, for any security as of any date, the last closing bid price and last closing trade price, respectively, for such security on the Trading Market, as reported by Bloomberg, or, if the Trading Market begins to operate on an extended hours basis and does not designate the closing bid price or the closing trade price, as the case may be, then the last bid price or last trade price, respectively, of such security prior to 4:00 p.m., Eastern time, as reported by Bloomberg, or, if the Trading Market is not the principal securities exchange or trading market for such security, the last closing bid price or last trade price, respectively, of such security on the principal securities exchange or trading market where such security is listed or traded as reported by Bloomberg, or if the foregoing do not apply, the last closing bid price or last trade price, respectively, of such security in the over-the-counter market on the electronic bulletin board for such security as reported by Bloomberg, or, if no closing bid price or last trade price, respectively, is reported for such security by Bloomberg, the average of the bid prices, or the ask prices, respectively, of any market makers for such security as reported in the “pink sheets” by OTC Markets Group Inc. (formerly Pink Sheets LLC). If the Closing Bid Price or the Closing Sale Price cannot be calculated for a security on a particular date on any of the foregoing bases, the Closing Bid Price or the Closing Sale Price, as the case may be, of such security on such date shall be the fair market value as mutually determined by the Company and the Warrantholder.  If the Company and the Warrantholder are unable to agree upon the fair market value of such security, then such dispute shall be resolved pursuant to Section 12(s).  All such determinations to be appropriately adjusted for any stock dividend, stock split, stock combination or other similar transaction during the applicable calculation period.

"Common Stock" means the Company’s common stock, $0.001 par value per share.

"Excluded Securities" means (i) shares of Common Stock, or options to acquire shares of Common Stock, in each case issued to directors, officers, employees and consultants of the Company or any subsidiary pursuant to any qualified or non-qualified stock option plan or agreement, stock purchase plan or agreement, stock restriction agreement, employee stock ownership plan, consultant equity compensation plan or arrangement approved by the Board of Directors of the Company or an authorized committee thereof, including any repurchase or stock restriction agreement, or such other options, issuances, arrangements, agreements or plans intended principally as a means of providing compensation for employment or services and approved by the Board of Directors of the Company, (ii) shares of capital stock of the Company, or options, warrants or other rights to acquire shares of Capital Stock of the Company (collectively, “Capital Stock Equivalents”) issued prior to the Private Company Time, (iii) Capital Stock Equivalents issued or issuable pursuant to any merger, acquisition, strategic partnership, joint venture, strategic alliance or similar transaction with another entity by the Company or any of its subsidiaries and (iv) Capital Stock Equivalents issued or issuable in connection with sponsored research and development, collaboration, technology license, OEM, marketing or other similar agreements .

"Exercise Price" means $2.94.

"Merger Event" means (i) a merger or consolidation involving the Company in which (x) the Company is not the surviving entity, or (y) the outstanding shares of the Company’s capital stock are otherwise converted into or exchanged for shares of capital of another entity; or (ii) or the sale, lease, license or other transfer of all or substantially all of the assets of the Company.

"Net Issuance" has the meaning given to it in Section 3(a).

"Notice of Exercise" has the meaning given to it in Section 3(a).

"Private Company Time" means such time as the Common Stock or other common equity of the Company (or its successor) ceases to be registered under the 1934 Act.

"Public Acquisition" means any Merger Event which is effected such that (i) the holders of Common Stock shall be entitled to receive (A) cash and/or (B) shares of stock that are of a publicly traded company listed on a national market or exchange and registered under the 1934 Act which may be sold after consummation of such Merger Event by the Warrantholder without restriction (other than restrictions to which Warrantholder may separately agree in writing), (ii) the Company’s stockholders own less than 50% of the voting securities of the surviving entity, (iii) if the Company has other warrants that are then outstanding, the surviving entity does not assume such other warrants and (iv) the fair market value of the consideration to be paid to each holder of a share of Common Stock in such Merger Event is at least two (2) times the Exercise Price then in effect (unless the Company pays the Warrantholder a cash amount (in addition to such consideration) in connection with the consummation of such Public Acquisition equal to the positive amount, if any, of the product of (x) the number of Warrant Shares then issuable hereunder, multiplied by (y) the difference of (I) two (2) times the Exercise Price then in effect, less (II) the fair market value of the consideration to be paid to each holder of a share of Common Stock in such Merger Event).

"Purchase Price" means, with respect to any exercise of this Warrant, an amount equal to the Exercise Price as of the relevant time multiplied by the number of shares of Common Stock requested to be exercised under this Warrant pursuant to such exercise.

"Rule 144" has the meaning given to it in Section 10(g).

"Securities" means, collectively, this Warrant and any Warrant Shares issuable hereunder.

"Transfer Notice" has the meaning given to it in Section 11.

“Trading Day” means any day on which the Common Stock is traded on a Trading Market; provided that it shall not include any day on which the Common Stock (a) is suspended from trading, or (b) is scheduled to trade on such exchange or market for less than 5 hours.

"Trading Market" means the OTC Bulletin Board, the NASDAQ Capital Market, the NASDAQ Global Market, the NASDAQ Global Select Market, the NYSE MKT, or the New York Stock Exchange, whichever is at the time the principal trading exchange or market for the Common Stock.

"Warrant" has the meaning given to it in Section 2.

"Warrant Shares" means the shares of Common Stock issuable upon exercise of this Warrant.

"Warrant Term" has the meaning given to it in Section 2.

In addition, capitalized terms used herein but not otherwise defined herein shall have the meaning assigned to such terms in the Loan Agreement.

SECTION 2.	TERM OF THE WARRANT.

Except as otherwise provided for herein, the term of this Warrant (the “Warrant Term”) and the right to purchase Common Stock as granted herein (the "Warrant") shall commence on the Effective Date and shall be exercisable for a period ending five (5) years from the Effective Date.

SECTION 3.	EXERCISE OF THE PURCHASE RIGHTS.

(a)      Exercise.  The purchase rights set forth in this Warrant are exercisable by the Warrantholder, in whole or in part, at any time, or from time to time, prior to the expiration of the term set forth in Section 2, by tendering to the Company at its principal office a notice of exercise in the form attached hereto as Exhibit I (the "Notice of Exercise"), duly completed and executed.  Promptly upon receipt of the Notice of Exercise and the payment of the Purchase Price in accordance with the terms set forth below and all taxes required to be paid by the Warrantholder, if any, pursuant to Section 3(c), and in no event later than five (5) Trading Days thereafter (the “Warrant Share Delivery Date”), the Company shall issue to the Warrantholder a certificate for the number of shares of Common Stock purchased and shall execute the acknowledgment of exercise in the form attached hereto as Exhibit II (the "Acknowledgment of Exercise") indicating the number of shares which remain subject to future purchases, if any.   If requested by the Warrantholder at any time a registration statement registering the resale of the Warrant Shares is effective and available for use by the Warrantholder or, in connection with a Net Issuance hereunder, if such Warrant Shares are eligible to be resold pursuant to Rule 144 (as defined below) and the Warrantholder has delivered reasonable assurances to the Company that such Warrant Shares may be resold by the Warrantholder in reliance upon Rule 144, certificates for shares purchased hereunder shall be transmitted by the transfer agent of the Company to the Warrantholder by crediting the account of the Warrantholder's prime broker with the Depository Trust Company through its Deposit/Withdrawal at Custodian (“DWAC”) system if the Company is a participant in such system, or otherwise by physical delivery to the address specified by the Warrantholder in the Notice of Exercise.  The Warrant Shares shall be deemed to have been issued, and Warrantholder or any other Person so designated to be named therein shall be deemed to have become a holder of record of such shares for all purposes, as of the date the Warrant has been exercised by payment to the Company of the Exercise Price and all taxes required to be paid by the Warrantholder, if any, pursuant to Section 3(c) prior to the issuance of such shares, have been paid.

The Purchase Price may be paid at the Warrantholder's election either (i) by cash or check, or (ii) by surrender of all or a portion of the Warrant for shares of Common Stock to be exercised under this Warrant and, if applicable, indicate on the Notice of Exercise the remaining number of shares purchasable hereunder, as determined below ("Net Issuance").  If the Warrantholder elects the Net Issuance method, the Company will issue Common Stock in accordance with the following formula:

X = Y(A-B)
                                                          A

Where:	X=	the number of shares of Common Stock to be issued to the Warrantholder.

Y =        the number of shares of Common Stock requested to be exercised under this Warrant.

A =        the average of the Closing Sale Prices of the shares of Common Stock (as reported by Bloomberg) for the five (5) consecutive Trading Days ending on the date immediately preceding the date of the Exercise Notice.

B =	the Exercise Price.

Upon partial exercise by either cash or Net Issuance, the Company shall indicate on the Acknowledgement of Exercise the remaining number of shares purchasable hereunder and shall issue a new Warrant to the Holder with respect to such remaining amount of Warrant Shares then issuable hereunder in accordance with Section 11(d) below.

(b)      Legends.  Warrantholder understands that this Warrant has been issued, and the Warrant Shares will be issued, pursuant to an exemption from registration or qualification under the Act and applicable state securities laws, and except as set forth below, the Securities shall bear any legend as required by the “blue sky” laws of any state and a restrictive legend in substantially the following form (and a stop-transfer order may be placed against transfer of such stock certificates):

[NEITHER THE ISSUANCE AND SALE OF THE SECURITIES REPRESENTED BY THIS CERTIFICATE NOR THE SECURITIES INTO WHICH THESE SECURITIES ARE EXERCISABLE HAVE BEEN ][THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN] REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR APPLICABLE STATE SECURITIES LAWS.  THE SECURITIES MAY NOT BE OFFERED FOR SALE, SOLD, TRANSFERRED OR ASSIGNED (I) IN THE ABSENCE OF (A) AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR (B) AN OPINION OF COUNSEL (WHICH COUNSEL SHALL BE SELECTED BY THE HOLDER), IN A REASONABLY ACCEPTABLE FORM TO THE COMPANY, THAT REGISTRATION IS NOT REQUIRED UNDER SAID ACT OR (II) UNLESS SOLD PURSUANT TO RULE 144 OR RULE 144A UNDER SAID ACT.

Certificates evidencing Securities shall not be required to contain the legend set forth in above or any other legend (i) while a registration statement covering the resale of such Securities is effective under the Act, (ii) following any sale of such Securities pursuant to Rule 144 (assuming the transferor is not an affiliate of the Company), (iii) if such Securities are eligible to be sold, assigned or transferred without restriction under Rule 144 (including, without limitation, volume restrictions) and without the need for current public information required by Rule 144(c)(1) (or Rule 144(i)(2), if applicable), (iv) in connection with a sale, assignment or other transfer (other than under Rule 144), provided that the Warrantholder provides the Company with an opinion of counsel to the Warrantholder, in a reasonably acceptable form to the Company, to the effect that such sale, assignment or transfer of the Securities may be made without registration under the applicable requirements of the Act or (v) if such legend is not required under applicable requirements of the Act (including, without limitation, controlling judicial interpretations and pronouncements issued by the SEC).

(c)      Taxes.  Issuance of certificates for Warrant Shares shall be made without charge to the Warrantholder for any issuance tax, transfer tax or other incidental expense in respect of the issuance of such certificate, all of which taxes and expenses shall be paid by the Company, and such certificates shall be issued in the name of the Warrantholder or in such name or names as may be directed by the Warrantholder; provided, however, that in the event certificates for Warrant Shares are to be issued in a name other than the name of the Warrantholder, this Warrant when surrendered for exercise shall be accompanied by the Assignment Form attached hereto duly executed by the Warrantholder; and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto.

(d)      Exercise Prior to Expiration.  To the extent this Warrant is not previously exercised as to all Common Stock subject hereto, and if the fair market value of one share of the Common Stock is greater than the Exercise Price then in effect, this Warrant shall be deemed automatically exercised pursuant to Section 3(a) (even if not surrendered) immediately before its expiration; provided, that Warrantholder may terminate this automatic exercise at any time in writing to the Company.  For purposes of such automatic exercise, the fair market value of one share of the Common Stock upon such expiration shall be determined pursuant to Section 3(a).  To the extent this Warrant or any portion thereof is deemed automatically exercised pursuant to this Section 3(b), the Company agrees to promptly notify the Warrantholder of the number of shares of Common Stock, if any, the Warrantholder is to receive by reason of such automatic exercise.

SECTION 4.	RESERVATION OF SHARES.

During the term of this Warrant, the Company will use its best efforts to at all times have authorized and reserved a sufficient number of shares of its Common Stock to provide for the exercise of the rights to purchase Common Stock as provided for herein.

SECTION 5.	NO FRACTIONAL SHARES OR SCRIP.

No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant, but rather the number of shares of Common Stock to be issued shall be rounded to the nearest whole number.

SECTION 6.	NO RIGHTS AS SHAREHOLDER/STOCKHOLDER.

Except as otherwise specifically provided herein, the Warrantholder, solely in such person’s capacity as a holder of this Warrant, shall not be entitled to vote or receive dividends or be deemed the holder of share capital of the Company for any purpose, nor shall anything contained in this Warrant be construed to confer upon the Warrantholder, solely in such person’s capacity as the Warrantholder of this Warrant, any of the rights of a stockholder of the Company or any right to vote, give or withhold consent to any corporate action (whether any reorganization, issue of stock, reclassification of stock, consolidation, merger, conveyance or otherwise), receive notice of meetings, receive dividends or subscription rights, or otherwise, prior to the issuance to the Warrantholder of the Warrant Shares which such person is then entitled to receive upon the due exercise of this Warrant.  In addition, nothing contained in this Warrant shall be construed as imposing any liabilities on the Warrantholder to purchase any securities (upon exercise of this Warrant or otherwise) or as a stockholder of the Company, whether such liabilities are asserted by the Company or by creditors of the Company.

SECTION 7.	WARRANTHOLDER REGISTRY.

The Company shall maintain a registry showing the name and address of the registered holder of this Warrant.  Warrantholder's initial address, for purposes of such registry, is set forth in Section 12(g).  Warrantholder may change such address by giving written notice of such changed address to the Company.

SECTION 8.	ADJUSTMENT RIGHTS.

The Exercise Price and the number of shares of Common Stock purchasable hereunder are subject to adjustment, as follows:

(a)      Merger Event.  If at any time there shall be a Merger Event (other than a Public Acquisition), then, as a part of such Merger Event,  lawful provision shall be made so that the Warrantholder shall thereafter be entitled to receive, upon exercise of this Warrant, the kind, amount and value of shares of common stock or other securities or property of the successor, surviving or purchasing corporation resulting from, or participating in, such Merger Event that would have been issuable if Warrantholder had exercised this Warrant immediately prior to the Merger Event.  In any such case, appropriate adjustment (as determined in good faith by the Company's Board of Directors) shall be made in the application of the provisions of this Warrant with respect to the rights and interests of the Warrantholder after the Merger Event to the end that the provisions of this Warrant (including adjustments of the Exercise Price) shall be applicable in their entirety, and to the greatest extent possible.  Without limiting the foregoing, in connection with any Merger Event, upon the closing thereof, the successor, surviving or purchasing entity shall assume the obligations of this Warrant.  The provisions of this Section 8(a) shall similarly apply to successive Merger Events.  Notwithstanding the foregoing, in connection with a Merger Event and upon Warrantholder’s written election to the Company, the Company shall cause this Warrant to be exchanged for the consideration that Warrantholder would have received if Warrantholder chose to exercise its right to have shares issued pursuant to the Net Issuance provisions of this Warrant without actually exercising such right, acquiring such shares and exchanging such shares for such consideration.

(b)           Reclassification of Shares.  Except as set forth in Section 8(a), if the Company at any time shall, by combination, reclassification, exchange or subdivision of securities or otherwise, change any of the securities as to which purchase rights under this Warrant exist into the same or a different number of securities of any other class or classes, this Warrant shall thereafter represent the right to acquire such number and kind of securities as would have been issuable as the result of such change with respect to the securities which were subject to the purchase rights under this Warrant immediately prior to such combination, reclassification, exchange, subdivision or other change.  The provisions of this Section 8(b) shall similarly apply to successive combination, reclassification, exchange, subdivision or other change.

(c)         Subdivision or Combination of Shares.  If the Company at any time shall combine or subdivide its Common Stock, (i) in the case of a subdivision, the Exercise Price shall be proportionately decreased, and the number of shares of Common Stock issuable upon exercise of this Warrant shall be proportionately increased, or (ii) in the case of a combination, the Exercise Price shall be proportionately increased, and the number of shares of Common Stock issuable upon the exercise of this Warrant shall be proportionately decreased.

(d)         Stock Dividends and Distributions.  If the Company at any time while this Warrant is outstanding and unexpired shall:

(i)           pay a dividend with respect to the Common Stock payable in Common Stock, then the Exercise Price shall be adjusted, from and after the date of determination of stockholders entitled to receive such dividend or distribution, to that price determined by multiplying the Exercise Price in effect immediately prior to such date of determination by a fraction (A) the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such dividend or distribution, and (B) the denominator of which shall be the total number of shares of Common Stock outstanding immediately after such dividend or distribution; or

(ii)          make or distribute any other dividends and other distributions, upon any exercise of this Warrant, the Company shall pay or deliver, as applicable, to the Warrantholder such amount of dividends and other distributions paid or distributed to a holder of a share of Common Stock during the period commencing on the Effective Date and ending on the date of such Exercise with respect to each Warrant Share then issued upon exercise of this Warrant as though the Warrantholder were the holder of Common Stock (or other stock for which the Common Stock is convertible) as of the record date fixed for the determination of the shareholders/stockholders of the Company entitled to receive such distribution.

(e)         Antidilution Rights. At any time after the Private Company Time, additional antidilution and registration rights applicable to the Common Stock purchasable hereunder may be set forth in the Company's Charter and other applicable agreements, and shall be applicable with respect to the Common Stock issuable hereunder; the Company shall promptly provide the Warrantholder with any restatement, amendment, modification or waiver of the Charter or such other agreements; provided, that no such amendment, modification or waiver shall impair or reduce the antidilution and/or registration rights applicable to the Common Stock as of the date hereof unless such amendment, modification or waiver affects the rights of Warrantholder with respect to the Common Stock in the same manner as it affects all other holders of Common Stock.  The Company shall provide Warrantholder with prior written notice of any issuance of its stock or other equity security to occur after the Effective Date of this Warrant, which notice shall include (a) the price at which such stock or security is to be sold, (b) the number of shares to be issued, and (c) such other information as necessary for Warrantholder to determine if a dilutive event has occurred.  For the avoidance of doubt, there shall be no duplicate anti-dilution adjustment pursuant to this subsection (e), the forgoing subsection (d) and the Company's Charter.

(f)          Notice of Adjustments.  If: (i) the Company shall declare any dividend or distribution upon its stock, whether in stock, cash, property or other securities (assuming Warrantholder consents to a dividend involving cash, property or other securities); (ii) the Company shall offer for subscription prorata to the holders of any class of its Common Stock or other convertible stock any additional shares of stock of any class or other rights; (iii) there shall be any Merger Event; or (iv) there shall be any voluntary dissolution, liquidation or winding up of the Company; then, in connection with each such event, the Company shall send to the Warrantholder: (A) if after the Private Company Time, at least ten (10) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend, distribution, subscription rights (specifying the date on which the holders of Common Stock shall be entitled thereto) or for determining rights to vote in respect of such Merger Event, dissolution, liquidation or winding up; and (B) if after the Private Company Time, in the case of any such Merger Event, dissolution, liquidation or winding up, at least ten (10) days' prior written notice of the date when the same shall take place (and specifying the date on which the holders of Common Stock shall be entitled to exchange their Common Stock for securities or other property deliverable upon such Merger Event, dissolution, liquidation or winding up).

Each such written notice shall set forth, in reasonable detail, (i) the event requiring the notice, and (ii) if any adjustment to the Exercise Price or number of shares of Common Stock issuable hereunder is required to be made, (A) the amount of such adjustment the Exercise Price or number of shares of Common Stock issuable hereunder , (B) the method by which such adjustment the Exercise Price or number of shares of Common Stock issuable hereunder was calculated, (C) the adjusted Exercise Price (if the Exercise Price has been adjusted), and (D) the number of shares subject to purchase hereunder after giving effect to such adjustment, and shall be given by first class mail, postage prepaid, or by reputable overnight courier with all charges prepaid, addressed to the Warrantholder at the address for Warrantholder set forth in the registry referred to in Section 7.

(g)         Timely Notice.  Failure to timely provide such notice required by subsection (f) above shall entitle Warrantholder to retain the benefit of the applicable notice period notwithstanding anything to the contrary contained in any insufficient notice received by Warrantholder.  For purposes of this subsection (g), and notwithstanding anything to the contrary in Section 12(g), the notice period shall begin on the date Warrantholder actually receives a written notice containing all the information required to be provided in such subsection (f).

SECTION 9.	REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE COMPANY.

(a)         Reservation of Common Stock.  The Common Stock issuable upon exercise of the Warrantholder's rights has been duly and validly reserved and, when issued in accordance with the provisions of this Warrant, will be validly issued, fully paid and non-assessable, and will be free of any taxes, liens, charges or encumbrances of any nature whatsoever; provided, that the Common Stock issuable pursuant to this Warrant may be subject to restrictions on transfer under state and/or federal securities laws.  The issuance of certificates for shares of Common Stock upon exercise of this Warrant shall be made without charge to the Warrantholder for any issuance tax in respect thereof, or other cost incurred by the Company in connection with such exercise and the related issuance of shares of Common Stock; provided, that the Company shall not be required to pay any tax which may be payable in respect of any transfer and the issuance and delivery of any certificate in a name other than that of the Warrantholder.

(b)         Due Authority.  The execution and delivery by the Company of this Warrant and the performance of all obligations of the Company hereunder, including the issuance to Warrantholder of the right to acquire the shares of Common Stock, have been duly authorized by all necessary corporate action on the part of the Company.  This Warrant: (1) does not violate the Company's Charter or current bylaws; (2) does not contravene any law or governmental rule, regulation or order applicable to it; and (3) does not and will not contravene any provision of, or constitute a default under, any indenture, mortgage, contract or other instrument to which it is a party or by which it is bound, except as which would not, reasonably be expected to, individually or in the aggregate, affect the enforceability of this Warrant.  This Warrant constitutes a legal, valid and binding agreement of the Company, enforceable in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies and except as rights to indemnification and to contribution may be limited by federal or state securities law.

(c)         Consents and Approvals.  No consent or approval of, giving of notice to, registration with, or taking of any other action in respect of any state, federal or other governmental authority or agency is required with respect to the execution, delivery and performance by the Company of its obligations under this Warrant, except for the filing of notices pursuant to Regulation D under the Act and any filing required by applicable state securities law or the applicable Trading Market, which filings will be effective by the time required thereby.

(d)         Issued Securities.  All issued and outstanding shares of Common Stock or any other securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable.  Subject to the accuracy of the representations and warranties of the Warrantholder set forth in Section 10 below, all outstanding shares of Common Stock and any other securities were issued in full compliance with all federal and state securities laws.  In addition, as of the date immediately preceding the Effective Date:

(i)           The authorized capital of the Company consists of (A) 500,000,000 shares of Common Stock, of which 24,874,852 shares are issued and outstanding, and (B) 200,000,000 shares of preferred stock, of which no shares are issued and outstanding.

(ii)          The Company has reserved  3,362,888 shares of Common Stock for issuance under its Stock Option Plan(s), under which 1,329,877 options (including, without limitation, restricted stock units) are outstanding. There are no other options, warrants, conversion privileges or other rights presently outstanding to purchase or otherwise acquire any authorized but unissued shares of the Company's capital stock or other securities of the Company.

(iii)         In accordance with the Company's Charter, no shareholder/stockholder of the Company has preemptive rights to purchase new issuances of the Company's capital stock.

(e)         Other Commitments to Register Securities.  Except as described in the Company’s filings with the Securities and Exchange Commission (the “SEC”), the Company is not, pursuant to the terms of any other agreement currently in existence, under any obligation to register under the Act any of its presently outstanding securities or any of its securities which may hereafter be issued.

(f)          Exempt Transaction.  Subject to the accuracy of the Warrantholder's representations in Section 10, the issuance of the Common Stock upon exercise of this Warrant will constitute a transaction exempt from (i) the registration requirements of Section 5 of the Act, in reliance upon Section 4(2) thereof, and (ii) the qualification requirements of the applicable state securities laws.

(g)         Compliance with Rule 144. If the Warrantholder proposes to sell Warrant Shares issuable upon the exercise of this Warrant,  in compliance with Rule 144, then, upon Warrantholder's written request to the Company, the Company shall furnish to the Warrantholder, within ten days after receipt of such request, a written statement confirming the Company's compliance with the filing requirements of the SEC as set forth in such Rule, as such Rule may be amended from time to time.

(h)         Information Rights.  If the Private Company Time occurs during the term of this Warrant, Warrantholder shall be entitled to the information rights contained in Section 7.1 of the Loan Agreement, and Section 7.1 of the Loan Agreement is hereby incorporated into this Warrant by this reference as though fully set forth herein; provided, however, that the Company shall not, once all Indebtedness (as defined in the Loan Agreement) owed by the Company to Warrantholder has been repaid,  be required to deliver (i) a Compliance Certificate not (ii) any such other information required by Section 7.1 of the Loan Agreement so long as the Company is subject to SEC reporting obligations under Section 13(a) or Section 15(d) of the 1934 Act and the Company has complied with such reporting obligations.

(i)          Listing of Shares.  The Common Stock is listed for trading on The NASDAQ Global Market as of the Effective Date and the Company shall use commercially reasonable efforts to maintain such listing through the Warrant Term.

(j)          SEC Registration of Shares.  If after the Effective Date the Company files a resale registration statement or other registration statement with the SEC in connection with a secondary offering on Form S-1, S-2, S-3 or any other registration form (other than Form S-4, S-8 or any successor form) then available (the “Registration Statement”) for any of its stock on or prior to the Common Stock issued or issuable hereunder being eligible for immediate sale under Rule 144 of the Act (assuming Net Issuance thereunder), the Company shall include the Common Stock issued or issuable hereunder in such Registration Statement and shall maintain the registration of such Common Stock through the Warrant Term unless Warrantholder otherwise agrees in writing; provided, that to the extent such offering is an underwritten offering, the inclusion of the Warrant Shares shall be subject to the consent of the underwriter thereto (including any cutback, if reasonably requested by such underwriter) and the execution by the Warrantholder of such documentation as reasonably requested by such underwriter so long as all shares in the Registration Statement being sold in a secondary offering are treated in the same manner.  The Warrantholder shall cooperate with the Company and furnish information reasonably requested by the Company in connection with the preparation and filing of the Registration Statement hereunder and the continuance of the Company’s obligation to register such Warrant Shares in such offering shall be contingent on the timely satisfaction, in full, by the Warrantholder of such information delivery obligation.  Notwithstanding anything herein to the contrary, nothing in this Section 9(j) shall prevent the Company from amending or supplementing any registration statement filed with the SEC prior to the Effective Time or shall require the Company to include any Securities on any such registration statement so long as no new shares are registered pursuant to such amendment or supplements.

SECTION 10.	REPRESENTATIONS AND COVENANTS OF THE WARRANTHOLDER.

This Warrant has been entered into by the Company in reliance upon the following representations and covenants of the Warrantholder:

(a)      Organization; Authority. Warrantholder is an entity duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization with the requisite power and authority to enter into and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder.

(b)      Investment Purpose.  The right to acquire the Warrant Shares will be acquired for investment and not with a view to the sale or distribution of any part thereof, and the Warrantholder has no present intention of selling or engaging in any public distribution of the same except pursuant to a registration or exemption.  Warrantholder is acquiring the Securities in the ordinary course of its business. Warrantholder does not presently have any agreement or understanding, directly or indirectly, with any Person to distribute the Securities in violation of applicable securities laws.

(c)      Private Issue.  The Warrantholder understands (i) that the Warrant Shares are not registered under the Act or qualified under applicable state securities laws on the ground that the issuance contemplated by this Warrant will be exempt from the registration and qualifications requirements thereof, and (ii) that the Company's reliance on such exemption is predicated on the representations set forth in this Section 10.

(d)      Reliance on Exemptions. Warrantholder understands that the Securities are being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and state securities laws and that the Company is relying in part upon the truth and accuracy of, and Warrantholder’s compliance with, the representations, warranties, agreements, acknowledgments and understandings of Warrantholder set forth herein in order to determine the availability of such exemptions and the eligibility of Warrantholder to acquire the Securities.

(e)      Information. Warrantholder and its advisors, if any, have been furnished with all materials relating to the business, finances and operations of the Company and materials relating to the offer and sale of the Securities, which have been requested by Warrantholder. Warrantholder and its advisors, if any, have been afforded the opportunity to ask questions of the Company.  Warrantholder understands that its investment in the Securities involves a high degree of risk. Warrantholder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its acquisition of the Securities.

(f)      No Governmental Review.  Warrantholder understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Securities or the fairness or suitability of the investment in the Securities nor have such authorities passed upon or endorsed the merits of the offering of the Securities.

(g)      Transfer or Resale. Warrantholder understands that except as provided in Section 9(j): (i) the Securities have not been and are not being registered under the Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, (B) Warrantholder shall have delivered to the Company (if requested by the Company) an opinion of counsel to Warrantholder, in a form reasonably acceptable to the Company, to the effect that such Securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration, or (C) Warrantholder provides the Company with reasonable assurance that such Securities can be sold, assigned or transferred pursuant to Rule 144 or Rule 144A promulgated under the Act (or a successor rule thereto) (collectively, “Rule 144”); (ii) any sale of the Securities made in reliance on Rule 144 may be made only in accordance with the terms of Rule 144, and further, if Rule 144 is not applicable, any resale of the Securities under circumstances in which the seller (or the Person (as defined below) through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Act) may require compliance with some other exemption under the Act or the rules and regulations of the SEC promulgated thereunder; and (iii) neither the Company nor any other person is under any obligation to register the Securities under the Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder.

(h)      Validity; Enforcement.  This Warrant has been duly and validly authorized, executed and delivered on behalf of Warrantholder and constitutes the legal, valid and binding obligations of Warrantholder enforceable against Warrantholder in accordance with its respective terms, except as such enforceability may be limited by general principles of equity or public policy or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation and other similar laws relating to, or affecting generally, the enforcement of applicable creditors’ rights and remedies.

(i)        No Conflicts.  The execution, delivery and performance by Warrantholder of this Warrant will not (i) result in a violation of the organizational documents of Warrantholder, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which Warrantholder is a party, or (iii) result in a violation of any law, rule, regulation, order, judgment  or decree (including federal and state securities laws) applicable to Warrantholder, except for such conflicts, defaults, rights or violations which would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of Warrantholder to perform its obligations hereunder.

(j)        No Manipulation of Price.  Since the time that Warrantholder was first contacted by the Company or its agent regarding the transactions contemplated by the Loan Agreement, Warrantholder has not, and, to the knowledge of Warrantholder, no Person acting on its behalf has, directly or indirectly, (i) taken any action designed to cause or to result in the stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of any of the Securities, (ii) sold, bid for, purchased, or paid any compensation for soliciting purchases of, any of the Securities, or (iii) paid or agreed to pay to any Person any compensation for soliciting another to purchase any other securities of the Company.

(k)      Residency.  Warrantholder is a resident of the jurisdiction specified below its signature page hereto.

(l)        General Solicitation.  Warrantholder is not purchasing the Securities as a result of any advertisement, article, notice or other communication regarding the Securities published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar.

(m)      Financial Risk.  The Warrantholder has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of its investment, and has the ability to bear the economic risks of its investment.

(n)      Risk of No Registration.  The Warrantholder understands that if the Company does not register with the SEC pursuant to Section 12 of the Securities Exchange Act of 1934 (the "1934 Act"), or file reports pursuant to Section 15(d) of the 1934 Act, or if a registration statement covering the securities under the Act is not in effect when it desires to sell (i) the rights to purchase Common Stock pursuant to this Warrant or (ii) the Common Stock issuable upon exercise of the right to purchase, it may be required to hold such securities for an indefinite period.  The Warrantholder also understands that any sale of (A) its rights hereunder to purchase Common Stock or (B) Common Stock issued or issuable hereunder which might be made by it in reliance upon Rule 144 under the Act may be made only in accordance with the terms and conditions of that Rule.

(o)      Accredited Investor.  Warrantholder is an "accredited investor" within the meaning of the Securities and Exchange Rule 501 of Regulation D, as presently in effect.

(p)      No Short Sales. The Warrantholder has not engaged, and will not engage, in “short sales” of the Common Stock of the Company. “Short Sales” means all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the 1934 Act (as defined below).

SECTION 11.	TRANSFERS.

(a)      Transfer of this Warrant.

(i)           The Securities constitute “restricted securities” as such term is defined in Rule 144 and may only be disposed of in compliance with U.S. federal securities laws and applicable state securities or “blue sky” laws.  Without limiting the generality of the foregoing, except in connection with a bona fide pledge or transfer to an affiliate of Warrantholder, (i) the Warrant and the Warrant Shares may not be offered for sale, sold, transferred, assigned, pledged or otherwise distributed unless (A) subsequently registered thereunder, (B) Investor shall have delivered to the Company an opinion of counsel reasonably acceptable to the Company, in a form reasonably acceptable to the Company, to the effect that the Warrant or the Warrant Shares, as applicable, to be offered for sale, sold, transferred, assigned, pledged or otherwise distributed may be offered for sale, sold, transferred, assigned, pledged or otherwise distributed pursuant to an exemption from such registration, or (C) the Warrant or the Warrant Shares, as applicable, can be offered for sale, sold, transferred, assigned, pledged or otherwise distributed pursuant to Rule 144 or Rule 144A promulgated under the Act, as applicable.

(ii)          So long as is required by this Section 11(a), the certificates or other instruments representing the Warrant shall bear any legends as required by applicable state securities or “blue sky” laws, in addition to the restrictive legend set forth on the front page of this Warrant.

(iii)         If this Warrant is to be transferred, in accordance with this Section 11(a), the Warrantholder shall surrender this Warrant to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Warrantholder a new Warrant, registered as the Warrantholder may request, representing the right to purchase the number of Warrant Shares being transferred by the Warrantholder and, if less then the total number of Warrant Shares then underlying this Warrant is being transferred, a new Warrant to the Warrantholder representing the right to purchase the number of Warrant Shares not being transferred.

(iv)        Each taker and holder of this Warrant, by taking or holding the same, consents and agrees that this Warrant, when endorsed in blank, shall be deemed negotiable, and that the holder hereof, when this Warrant shall have been so endorsed and its transfer recorded on the Company’s books, shall be treated by the Company and all other persons dealing with this Warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented by this Warrant.  The transfer of this Warrant shall be recorded on the books of the Company upon receipt by the Company of a notice of transfer in the form attached hereto as Exhibit III (the "Transfer Notice"), at its principal offices and the payment to the Company of all transfer taxes and other governmental charges imposed on such transfer.  Until the Company receives such Transfer Notice,  the Company may treat the registered owner hereof as the owner for all purposes.

(b)      Lost, Stolen or Mutilated Warrant.  Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Warrantholder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Warrant, the Company shall execute and deliver to the Warrantholder a new Warrant representing the right to purchase the Warrant Shares then underlying this Warrant.

(c)      Exchangeable for Multiple Warrants.  This Warrant is exchangeable, upon the surrender hereof by the Warrantholder at the principal office of the Company, for a new Warrant or Warrants representing in the aggregate the right to purchase the number of Warrant Shares then underlying this Warrant, and each such new Warrant will represent the right to purchase such portion of such Warrant Shares as is designated by the Warrantholder at the time of such surrender; provided, however, that no Warrants for fractional shares of Common Stock shall be given.

(d)      Issuance of New Warrants.  Whenever the Company is required to issue a new Warrant pursuant to the terms of this Warrant, such new Warrant (i) shall be of like tenor with this Warrant, (ii) shall represent, as indicated on the face of such new Warrant, the right to purchase the Warrant Shares then underlying this Warrant (or in the case of a new Warrant being issued pursuant to Section 11(a) or Section 11(c), the Warrant Shares designated by the Warrantholder which, when added to the number of shares of Common Stock underlying the other new Warrants issued in connection with such issuance, does not exceed the number of Warrant Shares then underlying this Warrant), (iii) shall have an effective date, as indicated on the face of such new Warrant which is the same as the Effective Date, and (iv) shall have the same rights and conditions as this Warrant.

SECTION 12.	MISCELLANEOUS.

(a)      Effective Date.  The provisions of this Warrant shall be construed and shall be given effect in all respects as if it had been executed and delivered by the Company on the Effective Date.  This Warrant shall be binding upon any successors or assigns of the Company.

(b)      Remedies.  In the event of any default hereunder, the non-defaulting party reserves its right to protect and enforce its rights either by suit in equity and/or by action at law, including but not limited to an action for damages as a result of any such default; provided, that the parties hereto declare that it is impossible to measure in money its damages which will accrue to Warrantholder by reason of the Company’s failure to perform any of the obligations under this Warrant and agree that the terms of this Warrant shall be specifically enforceable by Warrrantholder.  If Warrantholder institutes any action or proceeding to specifically enforce the provisions hereof, any person against whom such action or proceeding is brought hereby waives the claim or defense therein that Warrantholder has an adequate remedy at law, and such person shall not offer in any such action or proceeding the claim or defense that such remedy at law exists.

(c)      No Impairment of Rights.  The Company will not, by amendment of its Charter or through any other means, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate in order to protect the rights of the Warrantholder against impairment.

(d)      Additional Documents.  The Company, upon execution of this Warrant, shall provide the Warrantholder with certified resolutions with respect to the representations, warranties and covenants set forth in Sections 9(a) and 9(b).

(e)      Attorney's Fees.  In any litigation, arbitration or court proceeding between the Company and the Warrantholder relating hereto, the prevailing party shall be entitled to reasonable attorneys' fees and expenses and all costs of proceedings incurred in enforcing this Warrant.  For the purposes of this Section 12(e), attorneys' fees shall include without limitation reasonable fees incurred in connection with the following: (i) contempt proceedings; (ii) discovery; (iii) any motion, proceeding or other activity of any kind in connection with an insolvency proceeding; (iv) garnishment, levy, and debtor and third party examinations; and (v) post-judgment motions and proceedings of any kind, including without limitation any activity taken to collect or enforce any judgment.

(f)      Severability.  In the event any one or more of the provisions of this Warrant shall for any reason be held invalid, illegal or unenforceable, the remaining provisions of this Warrant shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intention of the parties underlying the invalid, illegal or unenforceable provision.

(g)      Notices.  Except as otherwise provided herein, any notice, demand, request, consent, approval, declaration, service of process or other communication that is required, contemplated, or permitted under this Warrant or with respect to the subject matter hereof shall be in writing, and shall be deemed to have been validly served, given, delivered, and received upon the earlier of: (i) the day of transmission by facsimile or hand delivery if transmission or delivery occurs on a business day at or before 5:00 pm in the time zone of the recipient, or, if transmission or delivery occurs on a non-business day or after such time, the first business day thereafter, or the first business day after deposit with an overnight express service or overnight mail delivery service; or (ii) the third calendar day after deposit in the United States mails, with proper first class postage prepaid, and shall be addressed to the party to be notified as follows:

If to Warrantholder:

HERCULES TECHNOLOGY TECHNOLOGY GROWTH CAPITAL, INC.
Legal Department
Attention:  Chief Legal Officer and Manuel Henriquez
400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Facsimile:  XXX-XXX-XXXX
Telephone:  XXX-XXX-XXXX
With a copy to:

BUCHALTER NEMER
Attn: John Connolly
55 Second Street, Suite 1700
San Francisco, CA 94105
Facsimile:  XXX-XXX-XXXX
Telephone:  XXX-XXX-XXXX

(i)           If to the Company:

INSMED INCORPORATED
Attention:  Chief Financial Officer
Princeton Corporate Plaza
9 Deer Park Drive, Suite C
Monmouth Junction, NJ 08852-1919
Facsimile:  XXX-XXX-XXXX
Telephone:  XXX-XXX-XXXX

or to such other address as each party may designate for itself by like notice.

(h)      Entire Agreement; Amendments.  This Warrant constitutes the entire agreement and understanding of the parties hereto in respect of the subject matter hereof, and supersedes and replaces in its entirety any prior proposals, term sheets, letters, negotiations or other documents or agreements, whether written or oral, with respect to the subject matter hereof (including Warrantholder's proposal letter dated May 30, 2012).  None of the terms of this Warrant may be amended except by an instrument executed by each of the parties hereto.

(i)       Headings.  The various headings in this Warrant are inserted for convenience only and shall not affect the meaning or interpretation of this Warrant or any provisions hereof.

(j)       Advice of Counsel.  Each of the parties represents to each other party hereto that it has discussed (or had an opportunity to discuss) with its counsel this Warrant and, specifically, the provisions of Sections 12(n), 12(o), 12(p) and 12(q).

(k)      No Strict Construction.  The parties hereto have participated jointly in the negotiation and drafting of this Warrant.  In the event an ambiguity or question of intent or interpretation arises, this Warrant shall be construed as if drafted jointly by the parties hereto and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provisions of this Warrant.

(l)        No Waiver.  No omission or delay by Warrantholder at any time to enforce any right or remedy reserved to it, or to require performance of any of the terms, covenants or provisions hereof by the Company at any time designated, shall be a waiver of any such right or remedy to which Warrantholder is entitled, nor shall it in any way affect the right of Warrantholder to enforce such provisions thereafter.

(m)      Survival.  All agreements, representations and warranties of the Company contained in this Warrant or in any document delivered pursuant hereto shall be for the benefit of Warrantholder and shall survive the execution and delivery of this Warrant.

(n)      Governing Law.  This Warrant has been negotiated and delivered to Warrantholder in the State of California, and shall have been accepted by Warrantholder in the State of California.  Delivery of Common Stock to Warrantholder by the Company under this Warrant is due in the State of California.  This Warrant shall be governed by, and construed and enforced in accordance with, the laws of the State of California, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

(o)      Consent to Jurisdiction and Venue.  All judicial proceedings arising in or under or related to this Warrant may be brought in any state or federal court of competent jurisdiction located in the State of California.  By execution and delivery of this Warrant, each party hereto generally and unconditionally: (a) consents to personal jurisdiction in Santa Clara County, State of California; (b) waives any objection as to jurisdiction or venue in Santa Clara County, State of California; (c) agrees not to assert any defense based on lack of jurisdiction or venue in the aforesaid courts; and (d) irrevocably agrees to be bound by any judgment rendered thereby in connection with this Warrant.  Service of process on any party hereto in any action arising out of or relating to this Warrant shall be effective if given in accordance with the requirements for notice set forth in Section 12(g), and shall be deemed effective and received as set forth in Section 12(g).  Nothing herein shall affect the right to serve process in any other manner permitted by law or shall limit the right of either party to bring proceedings in the courts of any other jurisdiction..

(p)      Mutual Waiver of Jury Trial.  Because disputes arising in connection with complex financial transactions are most quickly and economically resolved by an experienced and expert person and the parties wish applicable state and federal laws to apply (rather than arbitration rules), the parties desire that their disputes be resolved by a judge applying such applicable laws.  EACH OF THE COMPANY AND WARRANTHOLDER SPECIFICALLY WAIVES ANY RIGHT IT MAY HAVE TO TRIAL BY JURY OF ANY CAUSE OF ACTION, CLAIM, CROSS-CLAIM, COUNTERCLAIM, THIRD PARTY CLAIM OR ANY OTHER CLAIM (COLLECTIVELY, "CLAIMS") ASSERTED BY THE COMPANY AGAINST WARRANTHOLDER OR ITS ASSIGNEE OR BY WARRANTHOLDER OR ITS ASSIGNEE AGAINST THE COMPANY.  This waiver extends to all such Claims, including Claims that involve Persons other than the Company and Warrantholder; Claims that arise out of or are in any way connected to the relationship between the Company and Warrantholder; and any Claims for damages, breach of contract, specific performance, or any equitable or legal relief of any kind, arising out of this Warrant.

(q)      Judicial Reference.  If the Mutual Waiver of Jury Trial set forth in Section 12(p) is ineffective or unenforceable, the parties agree that all Claims shall be resolved by reference to a private judge sitting without a jury, pursuant to Code of Civil Procedure Section 638, before a mutually acceptable referee or, if the parties cannot agree, a referee selected by the Presiding Judge of Santa Clara County, California.  Such proceeding shall be conducted in Santa Clara County, California, with California rules of evidence and discovery applicable to such proceeding.  In the event Claims are to be resolved by judicial reference, either party may seek from a court identified in Section 12(o), any prejudgment order, writ or other relief and have such prejudgment order, writ or other relief enforced to the fullest extent permitted by law notwithstanding that all Claims are otherwise subject to resolution by judicial reference.

(r)      Counterparts.  This Warrant and any amendments, waivers, consents or supplements hereto may be executed in any number of counterparts, and by different parties hereto in separate counterparts, each of which when so delivered shall be deemed an original, but all of which counterparts shall constitute but one and the same instrument.

(s)      Dispute Resolution.  In the case of a dispute as to the determination of the Exercise Price or the arithmetic calculation of the Warrant Shares, the Company shall submit the disputed determinations or arithmetic calculations via facsimile within two (2) business days of receipt of the Exercise Notice giving rise to such dispute, as the case may be, to the Warrantholder.  If the Warrantholder and the Company are unable to agree upon such determination or calculation of the Exercise Price or the Warrant Shares within three (3) business days of such disputed determination or arithmetic calculation being submitted to the Warrantholder, then the Company shall, within two (2) business days submit via facsimile (a) the disputed determination of the Exercise Price or arithmetic calculation to an independent, reputable investment bank or independent registered public accounting firm selected by Warrantholder subject to Company’s approval, which may not be unreasonably withheld or delayed, or (b) the disputed arithmetic calculation of the Warrant Shares to the Company’s independent registered public accounting firm.  The Company shall cause at its expense the investment bank or the accountant, as the case may be, to perform the determinations or calculations and notify the Company and the Warrantholder of the results no later than three (3) business days from the time it receives the disputed determinations or calculations.  Such investment bank’s or accountant’s determination or calculation, as the case may be, shall be binding upon all parties absent demonstrable error

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Warrant to be executed by its officers thereunto duly authorized as of the Effective Date.

COMPANY:	INSMED INCORPORATED

By:

Title:

WARRANTHOLDER:	HERCULES TECHNOLOGY GROWTH CAPITAL, INC.,

By:
Name: K. Nicholas Martitsch
Its: Associate General Counsel

EXHIBIT  I

NOTICE  OF  EXERCISE
To:           INSMED INCORPORATED (the "Company")

(1)
The undersigned Warrantholder hereby elects to purchase [_______] shares of the Common Stock of the Company, pursuant to the terms of that certain Warrant Agreement, dated as of June 29, 2012, between the Company and the Warrantholder (the "Warrant"), and [CASH PAYMENT: tenders herewith payment of the Purchase Price in full, together with all applicable transfer taxes, if any.] [NET ISSUANCE: elects pursuant to Section 3(a) of the Warrant to effect a Net Issuance.]

(2)	Please issue a certificate or certificates representing said shares of Common Stock in the name of the Warrantholder or in such other name as is specified below.

WARRANTHOLDER:	HERCULES TECHNOLOGY GROWTH CAPITAL, INC.,

By:
Name: K. Nicholas Martitsch
Its: Associate General Counsel

400 Hamilton Avenue, Suite 310
Palo Alto, CA 94301
Facsimile:  XXX-XXX-XXXX
Telephone:  XXX-XXX-XXXX

EXHIBIT II

ACKNOWLEDGMENT OF EXERCISE

The undersigned, as representative of Insmed Incorporated (the "Company"), hereby acknowledges receipt of the "Notice of Exercise" from Hercules Technology Growth Capital, Inc. (the "Warrantholder "), to purchase [____] shares of the Common Stock of the Company, pursuant to the terms of that certain Warrant Agreement, dated as of June 29, 2012, between the Company and the Warrantholder (the "Warrant"), and further acknowledges that [______] shares remain subject to purchase under the terms of the Warrant.

COMPANY:	INSMED INCORPORATED

By:

Title:

Date:

EXHIBIT III

TRANSFER NOTICE

FOR VALUE RECEIVED, that certain Warrant Agreement, dated as of June 29, 2012, between Insmed Incorporated and Hercules Technology Growth Capital, Inc., as the Warrantholder (the "Warrant"), and all rights evidenced thereby are hereby transferred and assigned to

(Please Print)

whose address is

Dated:

Warrantholder's Signature:

Warrantholder's Address:

Signature Guaranteed:

NOTE:  The signature to this Transfer Notice must correspond with the name as it appears on the face of the Warrant, without alteration or enlargement or any change whatever. Officers of corporations and those acting in a fiduciary or other representative capacity should file proper evidence of authority to assign the foregoing Warrant.